EXHIBIT 10


                      INTERNATIONAL DISTRIBUTION AGREEMENT

Agreement, made and effective as of October 13, 2005 ("Effective Date") by and between

(1) ThermoGenesis Corp., a corporation having a place of business at 2711 Citrus Road, Rancho Cordova, CA 95742, USA ("TGC") and

(2)  Amersham   Biosciences  AB,  a  GE  Healthcare  company   headquartered  at
     Bjorkgatan 30, SE-751 84 Uppsala, Sweden ("GEHC").

                                    RECITALS


Whereas, TGC is developing the Auto Xpress(TM) (AXP(TM)) System, which automates the volume reduction process for cord blood (the "AXP System"). This system consists of a battery-operated device, a processing set that has integrated sampling segments and GMP-compliant software (XpressTRAK(TM)). In addition TGC has already commercialized the BioArchive(R) System, a computer-controlled, robotic liquid nitrogen cryopreservation and storage system that enables the freezing and managing of approximately 3,600 blood component samples (the "BioArchive System").

Whereas, GEHC has an interest in obtaining, and TGC has an interest in granting to GEHC, distribution rights to these two TGC product lines.

Whereas, the GEHC maintains a competent and trained sales force for the marketing and sales of such products and services in the Territory.

Now therefore, the parties have agreed as follows:

1        DEFINITIONS

As used in this Agreement the following terms shall have the meaning given below:

     1.1 "Affiliate" means any company controlling, controlled by or under common control with the relevant party where control means direct or indirect ownership of at least 50% of the voting stock or interest in a company or control of the composition of the board of directors.

     1.2 "Appropriate Regulatory Authorities" means those governmental or regulatory agencies within the Territory, which are responsible for
          (i) approving Products before they can be sold commercially and ( ii) regulating the manufacturing, packaging, labelling, marketing, advertising, storage, records and reports and distribution of Products.

     1.3 "Confidential information" means any information, knowledge or material of a confidential or secret nature of or concerning TGC or GEHC or their respective activities, which shall include, but not be limited to, information, knowledge or material:

          (a) of a technical or scientific nature relating to or concerning know-how, technical data, computer programs and systems, designs, databases, inventions, manufacturing or engineering techniques and procedures, equipment, materials, product designs and specifications, test and quality assurance procedures, research and research projects, and plans for future development;



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          (b)  of a business  nature such as  marketing  plans,  product  plans, business strategies,  costs, profits,  formulae,  markets, sales,
               lists  of  customers   and   suppliers,   distributors,   agents,
               consultants, information concerning or relating to any of its employees, training methods and the like; or

          (c) entrusted to TGC or any of its Affiliates by third parties on a confidential basis.

     1.4 "Existing Arrangements" means the Product distribution and service arrangements described on Schedule 1 hereto.

     1.5 "Products" means the BioArchive Platform products and the Auto Xpress Platform products as specified in Schedule 2 hereto, which are or will be manufactured by TGC or its Affiliates during the term of this Agreement. The term "Products" shall also include all future products developed by TGC that evolve from these two product lines during the term of this Agreement. Notwithstanding anything else contained in this Agreement, pricing for any such future Products will be determined by mutual agreement of TGC and GEHC.

     1.6 "Territory" means the entire world, subject to the provisions of Sections 2 and 11.1 below.

2        Representation

     2.1 Subject to the terms and conditions hereinafter set out, and TGC's Existing Arrangements, TGC appoints GEHC as its exclusive distributor and service provider for the Products in the Territory; provided that the Territory shall not include any market covered by an Existing Arrangement until the expiration or termination of such Existing Arrangement. Except as otherwise provided in this Agreement, GEHC shall purchase all Products and replacement Product parts from TGC, which Products and replacement Product parts shall thereafter be resold by GEHC to its customers. GEHC shall maintain an inventory of the Products and replacement Product parts in quantities sufficient to adequately service its customers.

     2.2 GEHC shall market and sell the Products under the TGC product names and trademarks and service marks described on Schedule 3 hereto and may hold itself out only as the distributor and service provider for the Products. GEHC shall not use any brand names, trademarks or service marks other than as may be listed on Schedule 3 in connection with the Products without also indicating in a clear and conspicuous manner that the Products are manufactured by TGC. For the avoidance of doubt and by way of example, GEHC shall not market the AXP System Product using any brand names, trademarks or service marks not listed on Schedule 3 unless such Product also contains the phrase "Auto Xpress(TM) by ThermoGenesis".

     2.3 The Territory shall be deemed to expand and include any markets that are covered by the Existing Arrangements as such arrangements expire or are terminated by either party according to their respective terms. For the avoidance of doubt, the parties agree and acknowledge that TGC shall not be required to terminate any such Existing Arrangements other than in accordance with the terms of such arrangements.

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2.4      In connection the services to be provided by GEHC:

          (a) TGC shall use its best efforts to cause replacement Product parts to be delivered to GEHC or GEHC's customers, as directed by GEHC without excessive delay. GEHC shall be obliged to purchase all replacement Product parts from TGC. GEHC should have an option to source replacement Product parts from other third party suppliers who are not Affiliates of GEHC if negotiated prices are ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ or more above an alternative firm bid (which price is not met by
               TGC) or quality standards do not meet the component or product specification defined in TGC's technical files for such replacement Product parts; provided that in such event TGC will have no further indemnification obligations under this Agreement with respect to Products which may include replacement parts acquired from such other suppliers. TGC will supply order lead time for all system components to facilitate forecasting efforts;

          (b) GEHC may integrate the Products with GEHC's service delivery platforms provided that any such integrated Products comply with
               (i) TGC's QSR (Quality Systems Requisitions) procedures, including engineering change notices, and (ii) any Product regulatory certifications then-issued by all Appropriate Regulatory Authorities. Such Product integrations may include integration of tools for remote service delivery or design modification of future generations of the Products to improve serviceability;

          (c) subject to the terms of the Existing Arrangements, GEHC shall have the exclusive right and obligation to deliver training, qualification, repair and other services related to the Products at commercial terms in the Territory with respect to Products (subject to the next sentence), whether or not such Products were sold pursuant to this Agreement; provided that GEHC shall be entitled to collect any service payments made by customers for services performed by GEHC. For the avoidance of doubt, (i) GEHC shall provide warranty repair service for all Products and replacement Product parts sold up to one (1) year prior to or during the term of this Agreement; provided that TGC shall provide, at its cost, any necessary replacement Product parts free and GEHC shall provide, at its cost, any necessary labor to perform such warranty repair service, and (ii) GEHC may sell service contracts for Products sold prior to or during the term of this Agreement, provided that GEHC purchases replacement Product parts for use in connection with such service contracts pursuant to Section 2.4(a) above;

          (d) subject to the terms of the Existing Arrangements, TGC shall forward to GEHC inquiries or other issues from customers and other third parties in the Territory which relate to the Products for handling. GEHC shall promptly respond to such inquiries or other issues and keep TGC advised of contacts with the customers or potential customers and all developments resulting from these contacts; and

          (e) during the term of this Agreement, GEHC will have reasonable and comprehensive access to a BioArchive System and may acquire a system for use in service engineer training and related activities.

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     2.5  TGC shall have an option to exclude GEHC's rights to sell the Products for use in bone marrow applications in writing upon sixty (60) days notice in the event that either (i) GEHC notifies TGC that GEHC has
          elected   not  to  market  the   Products   for  use  in  bone  marrow
          applications, or (ii) GEHC is not actively marketing the Products for use in bone marrow applications within two years of the Effective Date.

     2.6 In the event that GEHC intends to sell the Products into a country that will require modification of such Products by TGC, GEHC shall provide written notice of the required modifications, along with an estimate of projected sales, not less than ninety (90) days prior to the initiation of marketing activities into such country. Provided that the costs of the required modifications are reasonable in light of the projected revenues to be received by TGC in connection with such sales, TGC shall work with GEHC in an attempt to modify the Products to comply with any such requirements within a reasonable time frame.

3        PURCHASE OF PRODUCTS AND PROJECTIONS

     3.1 GEHC shall place orders with TGC for its requirements of the Products in compliance with the projections for the calendar quarter ended December 31, 2005 and on quarterly basis for the year ended December 31, 2006 attached as Schedule 4 hereto, and TGC shall deliver any such ordered Products to GEHC or GEHC customers, as directed by GEHC, within thirty (30) days of receipt of the order for the BioArchive System Products and fifteen (15) days for the AXP System Products (once the AXP Product is validated and production thereof has commenced). For subsequent years, TGC shall maintain these same lead times provided the quantities ordered are within ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the projected orders for the second, third and fourth quarters of the rolling forecasts described in Section 3.3 below. In the event that TGC cannot deliver the quantity ordered within such lead times, then TGC shall notify GEHC thereof writing three (3) working days and suggest an alternate delivery schedule.

     3.2 GEHC shall not remove or change trademarks, trade names, signs or other marks on any Product or its packaging or make any alterations in the construction or design of any Product.

     3.3 Before the end of October of each calendar year during the term of this Agreement beginning in 2006, GEHC and TGC shall negotiate and agree on revised quarterly projections for the sale of Products by TGC to GEHC for the coming calendar year (together with the projections described in Section 3.1 above, the "Sales Projections"). Notwithstanding anything else contained in this Agreement, the total value of the Sales Projections for each calendar year during the term of this Agreement shall not be less than ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the total value of the Sales Projections during the previous calendar year.

4        DELIVERY AND TITLE

     4.1 TGC shall deliver the Products and replacement Product parts to GEHC or GEHC's customers, as directed by GEHC, FOB, Rancho Cordova, California.

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     4.2  Risk in and title to the Products and replacement  Product parts shall pass to GEHC on delivery.

     4.3  GEHC shall be responsible for:

          (a) obtaining all necessary importation and exportation licenses or other permits for the Products and replacement Product parts; (b) making suitable arrangements for the importation of the Products and replacement Product parts into countries other than the United States;

          (c) making suitable shipping arrangements for the Products and replacement Product parts from Rancho Cordova, California to the customers' locations; and

          (d) minimizing the risk of any loss in activity or perishing of the Products resulting from importation and inland transportation procedures.

     4.4 During the period there are Existing Arrangements outstanding, TGC reserves the right to allocate available Products and replacement Products parts in times of shortages by any method it, in its sole discretion, deems fair and appropriate, provided that GEHC's minimum purchase obligation shall be waived for as long as the shortage lasts.

5        FEES, PRICES AND PAYMENT

     5.1 In consideration of the rights to distribute and service the Products exclusively in the Territory GEHC shall pay to TGC a fee of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ in three installments with

          (a) Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to be paid on the date hereof;

          (b) Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to be paid on or prior to 10th January, 2006; and

          (c) Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to be paid on or prior to 10th January, 2007.

     5.2 In addition to the foregoing, GEHC shall pay to TGC a technology access fee of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ on or prior to 10th January, 2006.

     5.3 In addition to the foregoing, GEHC shall purchase the Products and replacement Product parts from TGC for the purchase prices described on Schedule 5 hereto, provided that such prices may be adjusted by mutual agreement of TGC and GEHC as needed with respect to specific customers. Such purchase prices shall be discussed on an annual basis and, if mutually agreed to by TGC and GEHC, shall be adjusted annually such that GEHC shall resell such Products and replacement Product parts on the basis of an anticipated average gross margin of no less than ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ averaged across all of the Territory and the Products. In case GEHC can produce records that show that such a margin is unlikely to be achieved based on the minimum purchase price offered by TGC, TGC


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          shall not charge a higher  purchase price than the prior year's prices increased by the producer price index inflation rate only.

     5.4 In the event that GEHC's annual (or with respect to the quarter ended December 31, 2005, quarterly) purchases of the Products should exceed the applicable Sales Projections target by more than ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, GEHC will pay TGC an additional ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the TGC sale price to GEHC on the excess sales. Such amount shall to be payable to TGC on or prior to the last day of each January with respect to the excess sales during the previous calendar year (or, with respect to the quarter ended December 31, 2005, quarter).

     5.5 Payment for the Products and other charges shall be made in full in United States dollars ($) by GEHC to TGC net of any Swedish or other applicable withholding, sales, use or other taxes and fees. GEHC will be responsible for paying all VAT and import fees, charges, tariffs and assessments attributed to amounts payable to TGC. GEHC shall furnish TGC upon request with duly obtained sales tax exemption certificates to the effect that all sales made to distributor by TGC are for resale, and such other certificates, permits and documents as TGC may request for tax purposes.

     5.6  GEHC will make  payment to TGC of all amounts due  pursuant to Section
          5.3 above within forty-five (45) days after delivery and receipt of an invoice. Invoices should be sent to the Accounts Payable Department at the address for GEHC set forth in Section 20.1 below.

     5.7 In the event of a failure to make any payment on the due date agreed hereunder interest compounded quarterly shall be paid on the outstanding balance at the rate of three percent (3%) above three month LIBOR for the currency of payment from the day next following the due date up until the day of payment. In the event of a failure to make any payment within forty-five (45) days of the due date agreed hereunder, TGC shall have the option to terminate this Agreement at any time thereafter upon sixty (60) days written notice to GEHC.

     5.8 GEHC agrees to (i) accurate and uniform sales and financial records regarding the Products, which records shall be preserved during the term of this Agreement and for a period of two (2) years thereafter and (ii) submit to TGC, from time to time as TGC may reasonably request, complete and accurate information concerning the sales and service of the Products and the other activities of GEHC pursuant to this Agreement. In addition, at any time during the term of this Agreement, but not more frequent than once every calendar year, and for a period of one (1) year thereafter, TGC shall have the right to have GEHC's sales and financial records examined by an independent public accountant reasonably acceptable to GEHC for the sole purpose of resolving a dispute regarding GEHC's margins stated in Section 5.3 above, at the place where GEHC maintains such records and during GEHC's usual business hours, in order to verify the information provided by GEHC pursuant to the preceding sentence.

6        GEHC STATUS AND TERMS OF RESALE

     6.1 GEHC shall act on its own behalf as an independent reseller of the Products, as independent contractor and not as an employee, agent,

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          partner,  representative or joint venturer of, or in the name of, TGC.
          This Agreement shall not create a relationship of principal and agent or the like and GEHC shall have no authority to accept any order or conclude any agreement or make any other representation for or on behalf of TGC.

     6.2 Selling prices for the sale of the Products in the Territory by GEHC shall be established and revised from time to time by GEHC, provided that in no event shall any pricing of the Products by GEHC require TGC to lower its pricing of the Products or replacement Product parts to GEHC.

     6.3 GEHC shall purchase the Products and replacement Product parts from TGC and sell the Products to its customers in its own name and for its own account and risk, provided that replacement Product parts required to meet warranty claims shall be free of charge and forwarded directly to GEHC's customer free of charge as provided in Section 2.4(c) above.

     6.4 GEHC shall be entitled to engage sub-distributors and/or agents at arms length terms to discharge of its obligations hereunder, provided, that GEHC shall remain responsible to TGC for any and all acts and omissions of such sub-distributors and agents.

     6.5 TGC will provide GEHC, free of charge, in reasonable quantities, with English language promotional material and sales literature.

7        GEHC'S DUTIES

     7.1 GEHC shall use its best efforts to introduce and promote each of the Products through the use of appropriate methods common to the trade, and shall maintain a competent and adequate sale force trained in the marketing and sales of products such as the Products.

     7.2 GEHC shall maintain a training program for sales personnel in connection with demonstrations, use and sale of the Products, and attend such technical and sales training programs, trade shows and sales meetings as the parties may from time to time agree in the annual budget to be agreed upon by GEHC and TGC.

     7.3 GEHC shall maintain adequate records concerning the sale of the Products as required by Appropriate Regulatory Authorities and as reasonably required by TGC for its Product tracing needs. TGC shall have access to such records upon reasonable request.

     7.4 GEHC shall use only advertising literature provided or approved by TGC; provided, however, that GEHC may translate such literature into the native language of the Territory. In the event GEHC decides to translate any such materials, GEHC will provide sample copies to TGC prior to their use by GEHC, and will be solely responsible for any inaccuracies arising out of any such translations.

     7.5 GEHC shall fully observe and comply with all applicable laws, ordinances, rules and regulations including but not limited to those promulgated by Appropriate Regulatory Authorities.


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     7.6  GEHC shall not make any Product  representations which violate (i) any applicable laws, ordinances, rules or regulations laws or (ii) any of TGC's Product specifications.

     7.7 GEHC acknowledges that TGC is exclusively entitled to use all of the trademarks, trade names and copyrighted materials heretofore or hereafter used by TGC in connection with the Products, and GEHC will not use any of such trademarks, trade names or copyrighted material in any manner which may be misleading or tend to create doubt as to the ownership of TGC of such trademarks, trade names and other materials. GEHC further acknowledges that TGC possesses a proprietary interest in the Products and GEHC shall not infringe or use for its own purpose the proprietary rights of TGC in and to the Products.

8        TGC'S SUPPORT

     8.1 During the first fifteen (15) months from the Effective Date TGC agrees to retain at least six (6) dedicated competent and experienced employees working on sales and technical support for the Products. During the subsequent twelve (12) months, TGC agrees to retain at least four (4) such employees. Should any of these employees terminate their employment with TGC, TGC will not replace them without GEHC's approval. With the prior written consent of TGC, GEHC has the right but not the obligation to offer the retained personnel positions within GEHC at any time during the term of this Agreement.

     8.2 Further, TGC agrees to fund the expenses incurred by Phil Coelho during the first fifteen (15) months from the Effective Date due to lobbying activities related to the Products with at least ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

9        MINIMUM PURCHASE OBLIGATION

     9.1 In the event that GEHC does not purchase Products of at least ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the amounts in value contained in the Sales Projections during any calendar year (or with respect to the quarter ended December 31, 2005, during such quarter), GEHC shall purchase Products, in each of the BioArchive System Product line and AXP System Product line, which in value represent ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of the difference between the projected and the actual purchases. Such purchases shall be made by GEHC on or prior to the last day of each January with respect to purchase shortfalls during the previous calendar year (or, with respect to the quarter ended December 31, 2005, during the previous quarter). TGC shall deliver such Products in accordance with the provisions of Sections
          3.1 and 4.1.

10       LIMITED WARRANTY

     10.1 The only warranty made by TGC with respect to the Products and the replacement Product parts is the printed warranty accompanying the Products and such replacement Product parts. No other affirmation of fact or promise made by TGC, whether by words or action shall constitute a warranty. EXCEPT AS PROVIDED IN THE WRITTEN LIMITED WARRANTY WHICH ACCOMPANIES THE PRODUCTS AND THE REPLACEMENT PRODUCT

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          PARTS,  TGC MAKES NO  WARRANTIES  TO GEHC OR TO ANY OTHER  PARTY  WITH
          RESPECT TO THE PRODUCTS OR THE REPLACEMENT PRODUCT PARTS SOLD PURSUANT TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     10.2 IN THE EVENT ANY WARRANTY OR REMEDY OFFERED BY TGC FAILS OF ITS ESSENTIAL PURPOSE, GEHC'S SOLE AND EXCLUSIVE REMEDY SHALL BE THE LESSER OF (i) GEHC'S ACTUAL DAMAGES, OR (ii) RETURN OF THE PURCHASE PRICE PAID BY GEHC FOR THE DEFECTIVE PRODUCT OR REPLACEMENT PRODUCT PART. IN NO EVENT, WHETHER FOR BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, SHALL TGC BE LIABLE TO GEHC OR TO ANY OTHER PARTY FOR LOSS OF PROFITS, LOSS OF USE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES, OR PECUNIARY LOSS OF ANY KIND. THE PURCHASE PRICES STATED HEREIN FOR THE PRODUCTS AND THE REPLACEMENT PRODUCT PARTS ARE BASED UPON AND ARE IN CONSIDERATION FOR LIMITING TGC'S LIABILITY AS PROVIDED IN THIS
          SECTION 10 AND IN SECTION 2.4(C). NOTICE OF ANY CLAIM FOR A NON-CONFORMING SHIPMENT OR BREACH OF WARRANTY MUST BE GIVEN PROMPTLY TO TGC IN WRITING AFTER RECEIPT OF THE PRODUCT OR REPLACEMENT PRODUCT PART AND IN NO EVENT LATER THAN THE EARLIER OF (I) THIRTY (30) DAYS AFTER RECEIPT OF THE PRODUCT OR REPLACEMENT PRODUCT PART BY GEHC, IF THE CLAIM IS FOR SHORTAGES OR OTHER NON-CONFORMITIES OR A BREACH WHICH COULD BE DISCOVERED BY VISUAL INSPECTION; (II) TWENTY (20) DAYS AFTER ACTUAL DISCOVERY OF ANY NON-CONFORMITY OR BREACH; OR (III) THIRTY (30) DAYS AFTER RECEIPT OF THE PRODUCT OR REPLACEMENT PRODUCT PART BY GEHC'S FINAL CUSTOMER IN THE CASE OF NON-CONFORMITIES OR A BREACH WHICH COULD NOT BE DISCOVERED BY VISUAL INSPECTION. FAILURE TO GIVE NOTICE AS REQUIRED BY THIS SECTION SHALL VOID ANY WARRANTY AND BAR GEHC AND ITS CUSTOMERS FROM ANY REMEDY. IN NO EVENT MAY ANY ACTION OR PROCEEDING CONCERNING THE PRODUCTS OR REPLACEMENT PRODUCT PARTS BE FILED BY GEHC MORE THAN ONE (1) YEAR AFTER DELIVERY OF THE PRODUCTS OR REPLACEMENT PRODUCT PARTS CLAIMED TO BE DEFECTIVE OR UNSUITABLE OR, IN THE CASE OF OTHER CLAIMS CONCERNING HIS AGREEMENT, MORE THAN ONE (1) YEAR AFTER SUCH CLAIM AROSE. If GEHC fails to give TGC notice as required by this Section 10.2 within the specified period, GEHC shall thereafter be barred from asserting the claim for which notice was required.

     10.3 In no event will TGC have any warranty obligation with respect to the Products or any replacement Products parts if any of the following events occur:

          (a) the Products or replacement Product parts are subject to abuse, misuse, negligence accident, or improper or abnormal environment;

          (b) any installation, fabrication, engineering, testing, service, maintenance or use is not in accordance with the written specifications of TGC, applicable laws and regulations or industry standards;

          (c)  any engineering,  installation,  testing, maintenance or services
               are  performed   negligently,   by  unqualified  or  unauthorized
               personnel or without competent supervision;

          (d) the Products or any replacement Product parts are altered or modified without the prior written approval of TGC; and

          (e) TGC has not received full payment of the invoice price of the order containing the warranted Product or replacement Product part.

          Under no circumstances will TGC have any liability for any Products or replacement Product parts that have been modified by, or under the direction of, GEHC.

     10.4 GEHC agrees to use its best efforts to incorporate into its agreement with its customers language limiting liability which is similar in substance and import as that stated in this Section 10, and to use its best efforts to have such language incorporated into the agreement between the end-user or purchaser of any Product or replacement Product part and its seller if GEHC is not such seller. GEHC shall not provide any warranty with respect to any Product or replacement Product part that is inconsistent with the terms of this Section 10.

11       PRODUCT REGISTRATION

     11.1 Unless otherwise agreed upon by the parties, GEHC shall handle and assume full responsibility for product registration and other contacts with Appropriate Regulatory Authorities in the markets in Territory in which GEHC holds exclusive rights to sell the Products. Notwithstanding the foregoing, TGC shall file and maintain the master file with the United States Food and Drug Administration and shall obtain the necessary CE certifications in Europe, for the Products as developed by TGC. TGC shall without undue delay transfer to GEHC such product registrations in countries which are added to the Territory in accordance with Section 2.3. Notwithstanding anything else contained in this Agreement to the contrary, in the event GEHC is not actively pursuing registration within six (6) months of gaining exclusive rights to the Territory of any of the Products in any market, TGC may, upon sixty (60) days written notice to GEHC, cause such market to be removed from the definition of the "Territory" for the remainder of the term of this Agreement with respect to such Product, and GEHC shall thereafter have no rights or obligations with respect to such Product in such market.

     11.2 In connection with GEHC's obligations pursuant to Section 11.1 above, TGC shall make available to GEHC such information relating to the Products as GEHC shall reasonably request. GEHC shall bear all reasonable costs in connection with its registration of the Products.

12       FURTHER DEVELOPMENT

     12.1 TGC agrees to use its best efforts in pursuing further development of the Products, including new applications and methods, and shall pay due consideration to GEHC's proposals and suggestions.

     12.2 GEHC has the right to develop line extensions for, and engineering-related modifications to, individual Products, only with the prior written consent of TGC, which shall not be unreasonably withheld. Except as may relate to intellectual property provided by GEHC in connection with such extensions or modifications, all intellectual property rights resulting from such extensions shall be owned by TGC. For such purposes and for the commercialization of such line extensions and modifications, TGC shall grant to GEHC a non-exclusive license to the background technology covering the line extensions and modifications for the term of this Agreement.

     12.3 Both parties will work together to build a network of external collaborators for new application development.

     12.4 GEHC will sponsor semi-annual scientific review meetings that shall include at a minimum the TGC Chief Executive Officer, the individual in charge of GEHC's research and development program and Pablo Rubinstein should he agree to consult with GEHC.

13       EXPORT CONTROL

     13.1 GEHC acknowledges that the Products and replacement Product parts may be subject to export control regulations of Appropriate Regulatory Authorities including, without limitation, the U.S. Government. GEHC agrees not to re-export the Products or replacement Product parts covered by this Agreement in violation of any such regulations, and shall, prior to exporting or importing any such Products or replacement Product parts, acquire all required licenses and permits from relevant bodies of the United Nations or any similar international organization, the United States Government, the country of origin and the original country of export. Upon request by TGC, GEHC shall furnish copies of all documents relating to such export or import.

14       CONFIDENTIALITY

     14.1 Both GEHC and TGC undertake to treat any and all Confidential Information of the disclosing party as strictly confidential and not to divulge it to any third party for any purpose whatsoever, whether during the course of or after the termination of this Agreement, and not to make use of such disclosing party's Confidential Information or any part thereof for any purpose (other than disclosure to or in the course of performing services to officers, employees, advisers or contractors of either party) without the disclosing party's prior written consent.

     14.2 The undertakings in 14.1 shall not apply to:

          (a) information which at the time of disclosure is published or otherwise generally available to the public;

          (b) information which is published or becomes generally available to the public, otherwise than through any act or omission on the part of the receiving party;

          (c) information which the receiving party can show by reasonable written record was in its possession at the time of disclosure and which was not acquired directly or indirectly from the disclosing party;

          (d) information rightfully acquired from a third party who did not obtain it under pledge of secrecy to the disclosing party or another; or

          (e) information, which has been developed by the receiving party independently of the Confidential Information, received from the disclosing party.

     14.3 Confidential Information shall not be deemed to be in the public domain merely because any part of said Confidential Information is embodied in general disclosures or because individual features, components or combinations thereof are known to the public.

     14.4 All Confidential Information supplied to or acquired by either party shall be returned promptly to the Company on termination of this Agreement.

     14.5 The provisions of this Section 14 shall survive any termination of this Agreement.

15       INDEMNIFICATION

     15.1 TGC shall indemnify and hold GEHC harmless against any and all liability, damages, losses, costs and expenses, arising from any breach by TGC of the terms of this Agreement or, subject to the provisions of Section 10 above, arising from any death, bodily injury and/or damage to property which are caused by the Products (other than Products that have been modified by, or under the direction of, GEHC).

     15.2 GEHC shall indemnify and hold TGC harmless against any and all liability, damages, losses, costs and expenses, arising from any breach by GEHC of the terms of this Agreement or, subject to the provisions of Section 10 above, arising from any death, bodily injury and/or damage to property which have been caused by Products that have been modified by, or under the direction of, GEHC.

     15.3 Neither party shall in any event (excluding cases of malicious intent) be liable for any indirect, consequential or punitive damage of any kind from any cause arising out of the sale, installation, use or inability to use any Product or service, including without limitation, loss of profits, or goodwill or business interruption.

16       INFRINGEMENT

     16.1 TGC represents and warrants that the ordinary use of the Products (other than with respect to any modifications to the Products by, or under the direction of, GEHC) does not infringe any intellectual property rights of any third party. TGC would be solely responsible for all payments for any license to a third party patent holder deemed to be required by the parties for the commercial success of the Products as produced by TGC as of the date hereof (other than with respect to any modifications to the Products by, or under the direction of, GEHC).

17       FORCE MAJEURE

     17.1 The obligations of either party hereunder shall be excused or suspended to the extent performance is prevented or delayed by any future condition, which (i) is beyond the reasonable control, and without the fault or negligence, of the party affected thereby, and

          (ii) was not foreseeable by such party. Such conditions shall include but not be limited to war, mobilization, riots, fire, explosion, flood, insurrection, embargo, currency restriction, shortage of transport, general shortage of material and acts or omissions or governments in their sovereign capacity.

     17.2 The party invoking Section 17 hereof shall, without any delay after commencement of the condition there mentioned, give written notice thereof, and of the anticipated consequences thereof, to the other party. Within seven (7) days after termination or cessation of such condition, the affected party shall give further written notice to the other party detailing the actual results of such condition.

     17.3 In the event of any such condition, the party affected thereby shall take all reasonable measures to mitigate and minimize the effect of the condition, and to resume as promptly as possible the diligent performance of its obligations under this Agreement. Nothing in this
          Section 17 shall, however, obligate either party to settle strikes or other labor disputes except on terms and conditions, which it, in the exercise of its sole discretion, deems appropriate.

18       TERM AND TERMINATION

     18.1 This Agreement shall become effective on 13th October, 2005 and shall remain effective for an initial period ending on 31st December, 2010. Unless terminated in writing by either party not less than twelve (12) months before expiration of the then-current term, the term of this Agreement shall automatically be prolonged for two (2) year periods at a time. Notwithstanding the foregoing, the initial term for any market covered by an Existing Arrangement shall remain effective for an initial period ending on the fifth (5th) anniversary of the date of the expiration or termination of such Existing Arrangement, provided that any automatic extension of the initial term for such market shall remain effective only until the expiration date of the then-current term of the remainder of this Agreement for markets not covered by an Existing Arrangement.

     18.2 Except as otherwise provided, this Agreement may be terminated by either party upon written notice upon the occurrence of any materially adverse event which in either party's reasonable opinion may be damaging to its business or reputation, including but not limited to material breach of contract, bankruptcy, liquidation or failure to obtain the requisite regulatory approval for the Products, provided that this Agreement shall not be terminated if the defaulting party has cured such default within sixty (60) days after the notice has been given, provided further that the foregoing right to cure shall not be applicable to the rights to terminate contained in Section 5.7 above and Sections 18.3 and 18.4 below.

     18.3 In the event that GEHC is obligated to purchase  Products  pursuant to
          Section 9.1 for two (2) consecutive years, either party shall have right to terminate this Agreement upon sixty (60) days written notice. Such right to terminate shall be exercised on or prior to the sixtieth
          (60th) day after GEHC is obligated to purchase Products pursuant to such Section 9.1 for the second (2nd) calendar year.

     18.4 In the event that GEHC or any of its Affiliates decide to make, use, sell or license, directly or indirectly, any product which is competing with any of the Products in the areas of cell archiving and cell concentration based on centrifugation methods excluding separation media, TGC shall have the right to terminate this Agreement upon sixty (60) days written notice.

19       EFFECT OF TERMINATION OR NON-RENEWAL

     19.1 Any termination or non-renewal of this Agreement shall:

          (a) extinguish all rights of GEHC under this Agreement to act as distributor for TGC in the Territory;

          (b) oblige GEHC to return to TGC, within ten (10) days of such termination, all documents supplied by TGC, all copies thereof inclusive, in GEHC possession, power or custody and procure the immediate return of all such documents in the possession, power or custody of any sub-agent or any other person, all copies inclusive;

          (c) oblige GEHC to provide to TGC, within ten (10) days of such termination, a full listing of all Products and replacement Product parts sold by GEHC during the term of this Agreement, together with a list of all potential customers for the Products contacted by GEHC within six (6) months prior to the date of such termination; and

          (d) oblige GEHC to put at TGC's disposal within ten (10) days of the termination GEHC's entire inventory of the Products. TGC shall have the obligation to repurchase such current and saleable inventory at the price paid by GEHC.

     19.2 Neither the termination nor non-renewal of this Agreement shall release GEHC from the obligation to pay any sum that may be owing to TGC (whether then or thereafter due) or operate to discharge any liability that had been incurred by GEHC prior to any such termination. Except as qualified by the preceding sentence, neither party shall, by reason of the termination or non-renewal of this Agreement be liable to the other for any damages (whether direct, consequential, incidental, or other including, without limitation, expenditures, loss of profits or projected profits of any kind whatsoever) sustained by reason of any such termination.

20       Notices

     20.1 Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given:
          (i) two (2) days after  delivery to the  courier,  if sent by courier;
          (ii) upon receipt, if given in person; (iii) on the date of transmission, if sent by telex, facsimile or other wire transmission; or (iv) ten (10) days after being deposited in the mail, certified or registered mail, postage prepaid, as follows:

If to TGC:                                      If to GEHC.
ThermoGenesis Corp.                             Amersham Biosciences AB
Attention: President                            Attention: Legal Department
2711 Citrus Road                                Bjorkgatan 30
Rancho, Cordova, CA 95742                       SE-751 84 Uppsala
USA                                             Sweden
Fax: +1 (916)  858-5199                         Fax: +46 (18) 612 1810

21       LAW AND DISPUTES

     21.1 This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

     21.2 Any dispute in connection with this Agreement shall be finally settled by arbitration by in accordance with the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such Rules. The arbitration proceeding shall be held in the English language, unless otherwise agreed. The place of arbitration shall be New York, NY, USA.

22       MISCELLANEOUS

     22.1 Neither party shall have the right, without the written consent of the other, to assign, sub-contract, transfer or charge this Agreement or any rights or obligations hereunder or declare itself a trustee of any or all of its rights under or the benefit of this Agreement, other than to an Affiliate or an incorporated entity which is controlled the same shareholders.

     22.2 This Agreement shall constitute the entire agreement between the parties on the subject matter, and it supersedes all previous negotiations, agreements and commitments relating to this subject matter including, without limitation, the Term Sheet between the parties, dated as of September 6, 2005. It is agreed that:

          (a) neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to in this Agreement, and all conditions, warranties or other terms implied by statue or common law are hereby excluded to the fullest extent permitted by law;

          (b) a party may claim in contract for breach of warranty under this Agreement but shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by the other party; and

          (c) this clause shall not exclude any liability for fraudulent misrepresentation.

     22.3 Modification shall only be agreed by the parties in writing and expressly designated as a modification of this Agreement.

     22.4 If any provision of this Agreement or the application of any such provision to any person or circumstance shall be invalid under the law of any jurisdiction, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid shall not be affected thereby.

     22.5 The failure of either party to strictly enforce any provision of this Agreement shall not be deemed to constitute a waiver of the right to insist on such strict performance and the waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

-----------------------------------



     In  witness  whereof,   the  parties  have  caused  their  duly  authorized
representatives to execute this Agreement.

ThermoGenesis Corp.  Amersham Biosciences AB

Signature--------------------         Signature---------------------------

Name (capitals)--------------         Name (capitals)---------------------

Title------------------------         Title-------------------------------

<

                                   Schedule 1

                              Existing Arrangements

                                   Schedule 2

                                    Products

                                   Schedule 3

                    Brand Names, Tradenames and Service Marks

                                   Schedule 4

                            Inital Sales Projections

                                   Schedule 5

                             Initial Purchase Prices

                                   Schedule 5

                             Initial Purchase Prices
                                   (continued)